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                                                                   EXHIBIT(a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

------------------------------------------------------------
                                         GIVE THE TAXPAYER
              FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                         NUMBER OF--
------------------------------------------------------------

 1.  An individual's account             The individual
 2.  Two or more individuals (joint      The actual owner of
     account)                            the account or, if
                                         combined funds, the
                                         first individual on
                                         the account(1)
 3.  Husband and wife (joint account)    The actual owner of
                                         the account or, if
                                         joint funds, either
                                         person(1)
 4.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)
 5.  Adult and minor (joint account)     The adult or, if
                                         the minor is the
                                         only contributor,
                                         the minor(1)
 6.  Account in the name of guardian or  The ward, minor, or
     committee for a designated ward,    incompetent
     minor, or incompetent person        person(3)
 7.  a. The usual revocable savings      The grantor-
        trust account (grantor is also   trustee(1)
        trustee)
     b. So-called trust account that is  The actual owner(1)
        not a legal or valid trust
        under State law
 8.  Sole proprietorship account         The owner(4)
------------------------------------------------------------
------------------------------------------------------------
                                         GIVE THE TAXPAYER
              FOR THIS TYPE OF ACCOUNT:  IDENTIFICATION
                                         NUMBER OF--
------------------------------------------------------------

 9.  A valid trust, estate, or pension   The legal entity
     trust                               (do not furnish the
                                         identifying number
                                         of the personal
                                         representative or
                                         trustee unless the
                                         legal entity itself
                                         is not designated
                                         in the account
                                         title)(5)
10.  Corporate account                   The corporation
11.  Religious, charitable, or           The organization
     educational organization account
12.  Partnership account held in the     The partnership
     name of the business
13.  Association, club, or other tax-    The organization
     exempt organization
14.  A broker or registered nominee      The broker or
                                         nominee
15.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a State or
     local government, school district,
     or prison) that receives
     agricultural program payments
------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show your individual name. You may also enter your business name. You may use either your social security number or your employer identification number.
(5) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding on ALL payments by brokers include the following:
  - A corporation
  - A financial institution
  - An organization exempt from a tax under Section 501(a), or an individual retirement plan or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(2)
  - The United States or any agency or instrumentality thereof
  - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof
  - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof
  - An international organization or any agency or instrumentality thereof
  - A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
  - A real estate investment trust
  - A common trust fund operated by a bank under Section 584(a)
  - An entity registered at all times under the Investment Company Act of 1940
  - A foreign central bank of issue
  - A futures commission merchant registered with the Commodity Futures Trading Commission
  - A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker
  Payments of dividends and patronage dividends not generally subject to backup withholding include the following:
  - Payments to nonresident aliens subject to withholding under Section 1441 of the Code
  - Payments to partnerships not engaged in a trade or business in the US and which have at least one nonresident partner
  - Payments of patronage dividends where the amount received is not paid in money
  - Payments made by certain foreign organizations
  - Payments made to a nominee
  Payments of interest not generally subject to backup withholding include the following:
  - Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer
  - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code)
  - Payments described in Section 6049(b)(5) of the Code to non-resident aliens
  - Payments on tax-free covenant bonds under Section 1451 of the Code
  - Payments made by certain foreign organizations
  - Payments of mortgage interest to you
  - Payments made to an appropriate nominee
Exempt payees described above should file substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK "EXEMPT" IN PART II OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NON-RESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

  Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see Sections 6041, 6041A(a), 6045, 6050A and 6050N of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS.

The IRS uses the numbers for identification purposes. payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER--If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.
(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.
(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.
(4) FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS--If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.

                  FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                  CONSULTANT OR THE INTERNAL REVENUE SERVICE.